Exhibit 99.1

Kellogg Company News
For release:	November 4, 2013
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY ANNOUNCES THIRD-QUARTER RESULTS AND NEW GLOBAL PROGRAM DESIGNED TO DRIVE GROWTH AND EFFICIENCY

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced third quarter 2013 reported net sales of $3.7 billion; reported net sales were $3.7 billion in the third quarter of 2012. Internal net sales,* which exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs, increased by 0.5 percent over the same period. Reported quarterly operating profit was $504 million, a decrease of 1.7 percent; underlying internal operating profit* increased by 0.6 percent. Underlying internal results exclude the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, and integration and efficiency-program costs.

Reported third quarter 2013 net earnings were $326 million, or $0.90 per diluted share, an increase of $0.01 from the third quarter of 2012. This quarter’s reported earnings per share included approximately $0.02 per share of integration costs related to the acquisition of Pringles and $0.03 per share of costs associated with Project K, the new global growth and efficiency program. Excluding these items, comparable earnings* were $0.95 per share, an increase of 2.2 percent from the third quarter of 2012’s comparable earnings per share.

*	Internal sales growth, underlying internal operating profit growth, comparable earnings, internal operating profit growth and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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North America

Kellogg North America’s reported and internal net sales decreased by 1.3 percent to $2.4 billion in the third quarter. The U.S. Morning Foods segment posted a decline in reported and internal net sales of 2.2 percent. Reported net sales in the U.S. Snacks business declined by 2.5 percent; internal net sales declined by 3.3 percent. The U.S. Specialty segment posted reported and internal net sales growth of 6.2 percent. The North America Other segment reported a net sales decline of 1.5 percent and internal net sales growth of 0.3 percent. North American reported and underlying internal operating profit in the third quarter decreased by 0.7 percent.

International

The Latin American business posted reported quarterly net sales growth of 3.4 percent and internal net sales growth of 6.7 percent. European reported net sales increased by 6.4 percent; internal net sales increased by 3.3 percent. Reported net sales decreased by 9.4 percent in the Asia Pacific segment; internal net sales increased by 2.9 percent, as the result of double-digit growth in India, Southeast Asia, and the Pringles business.

Interest and Tax

Interest expense was $56 million in the third quarter. The effective tax rate was 27.4 percent.

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Cash flow

Year-to-date cash flow*, defined as cash from operating activities less capital expenditure, was $1,026 million through the end of the third quarter; this amount is as expected and represents a year-over-year decrease of $87 million. The comparison to last year’s cash flow includes the one-time benefit from the acquisition of Pringles received in 2012, and increased capital spending in 2013, also as expected.

Efficiency Program Designed to Drive Growth

The company also announced today Project K, a global four-year efficiency and effectiveness program. This project will generate a significant amount of savings, a majority of which will be invested in key strategic areas of focus for the business. The company expects that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow.

The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program itself will provide a number of benefits:

•

An optimization of supply-chain infrastructure will include actions designed to increase efficiency and improve margins, including the consolidation of facilities and the elimination of excess capacity.

•	Global Business Services will create increased productivity throughout the organization. The program will consolidate common processes or business services across multiple regions and functions.

•	A new global focus on categories will include the continuation of a process designed to create a regional, category-based model.

The company anticipates that the program will result in total cumulative, pre-tax charges of between $1,200 million and $1,400 million; the program’s non-cash costs are expected to be

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between $275 million and $325 million. The company estimates that by the end of 2017, the anticipated changes to the organization’s design and infrastructure will reduce the company’s global workforce by approximately seven percent. Cash savings are expected to reach an annual run-rate of between $425 million and $475 million in 2018. Consequently, the program’s expected after-tax rate of return is approximately 30 percent.

Costs of $17 million were recognized in the third quarter of 2013; the company anticipates that it will recognize between $175 million and $200 million for the full year. The company currently expects that savings received in 2013 will be minimal; this has been included in guidance.

In 2014, charges are anticipated to be greater than the annual average that will be recognized over the life of the program; savings in 2014 are expected to be lower than the annual average. The company anticipates providing additional clarity regarding these details on the fourth-quarter 2013 conference call. Initial estimates are that capital expenditure will be between four and five percent of sales in 2014 and 2015.

“We are excited by the potential and opportunities we see for growth in the categories in which we operate,” said John Bryant, Kellogg Company’s president and chief executive officer. “As a result, we are making the difficult decisions necessary to address structural cost-saving opportunities which will enable us to increase investment in our core markets and in opportunities for future growth. These actions will set a foundation for our Sustainable Growth operating principle.”

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The areas in which the company will increase its investment include:

•	Core markets, particularly in the areas of brand building, innovation, and in-store execution. This will include investment in a number of category-leading activities.

•	Developing and emerging markets, which will include brand-building activities, innovation, and investment in infrastructure such as new R&D resources and increased capacity.

•	Global category teams, which will increase efficiency by reducing redundancy. It will increase the effectiveness of marketing, innovation, research and development, and brand-related activities.

“The marketplace is constantly changing and evolving and we must adapt,” said Bryant. “We remain committed to our core businesses and have great initiatives planned that we believe will drive revenue growth and increasing profitability in the years to come. As we begin this journey, I’d like to thank Kellogg employees for all their support and hard work. It is their commitment to this great company that will drive our long-term success.”

Kellogg Updates Full-Year 2013 Earnings Per Share Guidance

Kellogg now expects that full-year reported earnings will be toward the lower end of the previously provided range of between $3.75 and $3.84 per share, excluding integration costs, costs related to Project K, and the impact of mark-to-market accounting; this is due to weaker than expected sales in certain of the categories in which the company competes. Reported earnings per share are now expected to include a negative impact from currency translation of approximately $0.06 per share. Reported net sales growth is now expected to be between four and five percent. The company continues to expect that full-year cash flow will be in a range between $1.1 billion and $1.2 billion, including the impact of Project K.

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Conference Call / Webcast

Kellogg will host a conference call to discuss these results on November 4, 2013 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2012 sales of $14.2 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Frosted Flakes®, Pop-Tarts®, Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

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Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s global growth and efficiency program (Project K), the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will exceed forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

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Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$3,716	$3,720	$11,291	$10,634

Cost of goods sold	2,266	2,254	6,971	6,376
Selling, general and administrative expense	946	953	2,743	2,699

Operating profit	504	513	1,577	1,559

Interest expense	56	73	177	195
Other income (expense), net	4	10	(8)	30

Income before income taxes	452	450	1,392	1,394
Income taxes	124	131	398	400
Earnings (loss) from joint ventures	(2)	(1)	(5)	(1)

Net income	$326	$318	$989	$993

Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income attributable to Kellogg Company	$326	$318	$989	$993

Per share amounts:
Basic	$.90	$.89	$2.72	$2.78
Diluted	$.90	$.89	$2.70	$2.77

Dividends per share	$.46	$.44	$1.34	$1.30

Average shares outstanding:
Basic	362	358	363	357

Diluted	364	359	366	359

Actual shares outstanding at period end			362	358

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales
U.S. Morning Foods	$883	$903	$2,657	$2,692
U.S. Snacks	886	908	2,704	2,544
U.S. Specialty	281	264	932	864
North America Other	382	388	1,173	1,125
Europe	729	685	2,144	1,836
Latin America	302	292	914	836
Asia Pacific	253	280	767	737

Consolidated	$3,716	$3,720	$11,291	$10,634

Operating profit
U.S. Morning Foods	$132	$134	$475	$465
U.S. Snacks	105	117	341	361
U.S. Specialty	70	62	210	189
North America Other	70	67	223	207
Europe	74	76	220	210
Latin America	39	36	129	135
Asia Pacific	25	29	63	79

Total Reportable Segments	515	521	1,661	1,646
Corporate	(11)	(8)	(84)	(87)

Consolidated	$504	$513	$1,577	$1,559

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	September 28, 2013	September 29, 2012
Operating activities
Net income	$989	$993
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	340	302
Postretirement benefit plan expense (benefit)	(10)	(14)
Deferred income taxes	(27)	(20)
Other	73	(29)
Postretirement benefit plan contributions	(42)	(43)
Changes in operating assets and liabilities, net of acquisitions	66	186

Net cash provided by (used in) operating activities	1,389	1,375

Investing activities
Additions to properties	(363)	(262)
Acquisitions, net of cash acquired	—	(2,674)
Other	(1)	8

Net cash provided by (used in) investing activities	(364)	(2,928)

Financing activities
Net issuances (reductions) of notes payable	(309)	112
Issuances of long-term debt	645	1,727
Reductions of long-term debt	(761)	—
Net issuances of common stock	450	87
Common stock repurchases	(544)	(63)
Cash dividends	(486)	(464)
Other	23	(2)

Net cash provided by (used in) financing activities	(982)	1,397

Effect of exchange rate changes on cash and cash equivalents	(24)	1

Increase (decrease) in cash and cash equivalents	19	(155)
Cash and cash equivalents at beginning of period	281	460

Cash and cash equivalents at end of period	$300	$305

Supplemental financial data:
Net cash provided by (used in) operating activities	$1,389	$1,375
Additions to properties	(363)	(262)

Cash Flow (operating cash flow less property additions) (a)	$1,026	$1,113

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	September 28, 2013	December 29, 2012
	(unaudited)	*
Current assets
Cash and cash equivalents	$300	$281
Accounts receivable, net	1,474	1,454
Inventories:
Raw materials and supplies	331	300
Finished goods and materials in process	981	1,065
Deferred income taxes	185	152
Other prepaid assets	163	128

Total current assets	3,434	3,380
Property, net of accumulated depreciation of $5,387 and $5,209	3,777	3,782
Goodwill	5,052	5,038
Other intangibles, net of accumulated amortization of $59 and $53	2,364	2,359
Pension	187	145
Other assets	406	465

Total assets	$15,220	$15,169

Current liabilities
Current maturities of long-term debt	$298	$755
Notes payable	756	1,065
Accounts payable	1,399	1,402
Accrued advertising and promotion	512	517
Accrued income taxes	75	46
Accrued salaries and wages	257	266
Other current liabilities	537	472

Total current liabilities	3,834	4,523
Long-term debt	6,348	6,082
Deferred income taxes	560	523
Pension liability	886	886
Nonpension postretirement benefits	271	281
Other liabilities	425	409

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	620	573
Retained earnings	6,098	5,615
Treasury stock, at cost	(3,025)	(2,943)
Accumulated other comprehensive income (loss)	(963)	(946)

Total Kellogg Company equity	2,835	2,404
Noncontrolling interests	61	61

Total equity	2,896	2,465

Total liabilities and equity	$15,220	$15,169

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Third Quarter of 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$883	$886	$281	$382	$2,432	$729	$302	$253	$—	$3,716

2012 net sales	$903	$908	$264	$388	$2,463	$685	$292	$280	$—	$3,720

% change - 2013 vs. 2012:
As Reported	-2.2%	-2.5%	6.2%	-1.5%	-1.3%	6.4%	3.4%	-9.4%	—	-.1%
Acquisitions/ Divestitures	—%	.8%	—%	—%	.3%	—%	—%	-1.4%	—	—%
Integration impact (a)	—%	—%	—%	—%	—%	—%	—%	-.6%	—	—%
Foreign currency impact	—%	—%	—%	-1.8%	-.3%	3.1%	-3.3%	-10.3%	—	-.6%

Subtotal - internal business (b)	-2.2%	-3.3%	6.2%	.3%	-1.3%	3.3%	6.7%	2.9%	—%	.5%
Volume (tonnage) (c)					-1.7%	2.7%	1.5%	2.2%	—	-.3%
Pricing/mix					.4%	.6%	5.2%	.7%	—	.8%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$132	$105	$70	$70	$377	$74	$39	$25	$(11)	$504

2012 operating profit	$134	$117	$62	$67	$380	$76	$36	$29	$(8)	$513

% change - 2013 vs. 2012:
As Reported	-1.7%	-10.3%	11.9%	6.7%	-.7%	-3.1%	8.4%	-15.1%	-28.9%	-1.7%
Acquisitions/ Divestitures	—%	1.3%	—%	—%	.4%	—%	—%	.2%	—%	.3%
Integration impact (a)	—%	5.3%	—%	-.3%	1.8%	-.1%	—%	-5.3%	67.9%	1.5%
Foreign currency impact	—%	—%	—%	-2.5%	-.4%	.8%	-6.0%	-9.9%	3.0%	-1.1%

Internal business (b)	-1.7%	-16.9%	11.9%	9.5%	-2.5%	-3.8%	14.4%	-.1%	-99.8%	-2.4%
Mark-to-market (d)	—%	—%	—%	—%	—%	—%	—%	—%	21.3%	.2%
Project K (e)	-3.7%	-1.0%	-.6%	-.4%	-1.8%	—%	-9.5%	-2.4%	-119.9%	-3.2%

Underlying internal (f)	2.0%	-15.9%	12.5%	9.9%	-.7%	-3.8%	23.9%	2.3%	-1.2%	.6%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales and operating profit growth for 2013 exclude the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. During the third quarter of 2013 and 2012, there were no pension mark-to-market adjustments recorded in earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, Project K costs and, if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$2,657	$2,704	$932	$1,173	$7,466	$2,144	$914	$767	$—	$11,291

2012 net sales	$2,692	$2,544	$864	$1,125	$7,225	$1,836	$836	$737	$—	$10,634

% change - 2013 vs. 2012:
As Reported	-1.3%	6.3%	7.8%	4.3%	3.3%	16.8%	9.3%	4.1%	—	6.2%
Acquisitions/ Divestitures (a)	—%	9.1%	4.0%	1.7%	3.9%	14.2%	4.9%	9.4%	—	6.1%
Integration impact (b)	—%	—%	—%	-.1%	—%	—%	—%	-.5%	—	—%
Foreign currency impact	—%	—%	—%	-1.1%	-.2%	.7%	-2.0%	-7.3%	—	-.6%

Subtotal - internal business (c)	-1.3%	-2.8%	3.8%	3.8%	-.4%	1.9%	6.4%	2.5%	—%	.7%
Volume (tonnage) (d)					-.8%	.5%	-.4%	5.1%	—	-.2%
Pricing/mix					.4%	1.4%	6.8%	-2.6%	—	.9%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$475	$341	$210	$223	$1,249	$220	$129	$63	$(84)	$1,577

2012 operating profit	$465	$361	$189	$207	$1,221	$210	$135	$79	$(87)	$1,559

% change - 2013 vs. 2012:
As Reported	2.2%	-5.5%	11.1%	8.2%	2.3%	4.8%	-4.1%	-20.4%	1.5%	1.1%
Acquisitions/ Divestitures (a)	—%	9.5%	4.1%	1.5%	3.7%	8.0%	5.0%	6.7%	-4.3%	4.5%
Integration impact (b)	—%	-.8%	—%	-.6%	-.3%	-1.6%	-.2%	-10.3%	31.3%	.2%
Foreign currency impact	—%	—%	—%	-1.5%	-.2%	-.8%	-7.7%	-7.2%	-.9%	-1.3%

Internal business (c)	2.2%	-14.2%	7.0%	8.8%	-.9%	-.8%	-1.2%	-9.6%	-24.6%	-2.3%
Mark-to- market (e)	—%	—%	—%	—%	—%	—%	—%	—%	-14.7%	-.5%
Project K (f)	-1.1%	-.4%	-.2%	-.1%	-.6%	—%	-2.5%	-.9%	-9.8%	-1.1%

Underlying internal (g)	3.3%	-13.8%	7.2%	8.9%	-.3%	-.8%	1.3%	-8.7%	-.1%	-.7%

(a)	Impact of results for the year-to-date periods ended September 28, 2013 and September 29, 2012 from the acquisition of Pringles and the divestiture of Navigable Foods.
(b)	Includes impact of integration costs associated with the Pringles acquisition.
(c)	Internal net sales and operating profit growth for 2013 exclude the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(d)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(e)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. During the third quarter of 2013 there were no pension mark-to-market adjustments recorded to earnings. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. During the third quarter of 2012, there were no pension mark-to-market adjustments recorded in earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(f)	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(g)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plan and commodity contracts mark-to-market adjustments, Project K costs and, if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Project K*

$ millions

	Quarter ended September 28, 2013			Year-to-date period ended September 28, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$4	$1	$5	$4	$1	$5
U.S. Snacks	—	1	1	—	1	1
U.S. Specialty	—	1	1	—	1	1
Latin America	2	1	3	2	1	3
Asia Pacific	—	1	1	—	1	1
Corporate	—	6	6	—	6	6

Total	$6	$11	$17	$6	$11	$17

*	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended September 28, 2013			Year-to-date period ended September 28, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$1	$1	$2	$3	$4	$7
U.S. Snacks	1	1	2	3	5	8
U.S. Specialty	—	—	—	1	1	2
North America Other	—	—	—	—	1	1
Europe	3	3	6	3	3	6
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	6	—	6
Corporate	—	—	—	—	—	—

Total	$5	$5	$10	$16	$14	$30

	Quarter ended September 29, 2012			Year-to-date period ended September 29, 2012
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2012
U.S. Morning Foods	$3	$1	$4	$7	$4	$11
U.S. Snacks	2	2	4	4	6	10
U.S. Specialty	—	—	—	—	1	1
North America Other	2	—	2	2	1	3
Europe	—	—	—	3	—	3
Latin America	—	—	—	—	—	—
Asia Pacific	—	1	1	—	1	1
Corporate	—	—	—	—	—	—

Total	$7	$4	$11	$16	$13	$29

2013 Variance - better(worse) than 2012
U.S. Morning Foods	$2	$—	$2	$4	$—	$4
U.S. Snacks	1	1	2	1	1	2
U.S. Specialty	—	—	—	(1)	—	(1)
North America Other	2	—	2	2	—	2
Europe	(3)	(3)	(6)	—	(3)	(3)
Latin America	—	—	—	—	—	—
Asia Pacific	—	1	1	(6)	1	(5)
Corporate	—	—	—	—	—	—

Total	$2	$(1)	$1	$—	$(1)	$(1)

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation. Up-front costs exclude Project K costs.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended September 28, 2013					Year-to-date period ended September 28, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2013
U.S. Snacks	$—	$—	$—	$—	$—	$—	$1	$10	$—	$11
North America Other	—	—	—	—	—	1	—	—	—	1
Europe	—	3	4	—	7	—	7	11	—	18
Latin America	—	—	1	—	1			1	—	1
Asia Pacific	2	—	1	—	3	4	1	6	—	11
Corporate	—	—	1	—	1	—	—	6	—	6

Total	$2	$3	$7	$—	$12	$5	$9	$34	$—	$48

	Quarter ended September 29, 2012					Year-to-date period ended September 29, 2012
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	$—	$—	$8	$—	$8	$—	$—	$9	$—	$9
North America Other	—	—	—	—	—	—	—	—	—	—
Europe	—	1	6	—	7	—	1	13	—	14
Latin America	—	—	—	—	—	—	—	—	—	—
Asia Pacific	—	—	—	—	—	—	—	1	—	1
Corporate	—	—	3	—	3	—	—	25	5	30

Total	$—	$1	$17	$—	$18	$—	$1	$48	$5	$54

2013 Variance - better (worse) than 2012
U.S. Snacks	$—	$—	$8	$—	$8	$—	$(1)	$(1)	$—	$(2)
North America Other	—	—	—	—	—	(1)	—	—	—	(1)
Europe	—	(2)	2	—	—	—	(6)	2	—	(4)
Latin America	—	—	(1)	—	(1)	—	—	(1)	—	(1)
Asia Pacific	(2)	—	(1)	—	(3)	(4)	(1)	(5)	—	(10)
Corporate	—	—	2	—	2	—	—	19	5	24

Total	$(2)	$(2)	$10	$—	$6	$(5)	$(8)	$14	$5	$6

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

No transaction costs were incurred during the quarter and year-to-date periods ended September 28, 2013.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

Quarter ended September 28, 2013
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corp- orate	Kellogg Consolidated
Reported Operating Profit	$132	$105	$70	$70	$74	$39	$25	$(11)	$504
Mark-to-market(a)	—	—	—	—	—	—	—	2	2
Project K(b)	(5)	(1)	(1)	—	—	(3)	(1)	(6)	(17)

Underlying Operating Profit(c)	$137	$106	$71	$70	$74	$42	$26	$(7)	$519
Pringles integration costs	—	—	—	—	(7)	(1)	(3)	(1)	(12)

Comparable Operating Profit(d)	$137	$106	$71	$70	$81	$43	$29	$(6)	$531

Quarter ended September 29, 2012
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corp- orate	Kellogg Consolidated
Reported Operating Profit	$134	$117	$62	$67	$76	$36	$29	$(8)	$513
Mark-to-market(a)	—	—	—	—	—	—	—	—	—
Project K(b)	—	—	—	—	—	—	—	—	—

Underlying Operating Profit(c)	$134	$117	$62	$67	$76	$36	$29	$(8)	$513
Pringles integration costs	—	(8)	—	—	(7)	—	—	(3)	(18)

Comparable Operating Profit(d)	$134	$125	$62	$67	$83	$36	$29	$(5)	$531

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur. During the third quarter of 2013 and 2012, there were no pension mark-to-market adjustments recorded in earnings.
(b)	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying Operating Profit excludes the impact of pension plans and commodity contracts mark-to-market adjustments and Project K costs. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the quarters ended September 28, 2013 and September 29, 2012 includes postretirement benefit plan expense (income) of ($2) million and ($4) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs, and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts—Reported Operating Profit to Comparable Operating Profit

Year-to-date period ended September 28, 2013
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated

Reported Operating Profit	$475	$341	$210	$223	$220	$129	$63	$(84)	$1,577
Mark-to-market(a)	—	—	—	—	—	—	—	(59)	(59)
Project K(b)	(5)	(1)	(1)	—	—	(3)	(1)	(6)	(17)

Underlying Operating Profit(c)	$480	$342	$211	$223	$220	$132	$64	$(19)	$1,653
Pringles integration costs	—	(11)	—	(1)	(18)	(1)	(11)	(6)	(48)

Comparable Operating Profit(d)	$480	$353	$211	$224	$238	$133	$75	$(13)	$1,701

Year-to-date period ended September 29, 2012
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated

Reported Operating Profit	$465	$361	$189	$207	$210	$135	$79	$(87)	$1,559
Mark-to-market(a)	—	—	—	—	—	—	—	(50)	(50)
Project K(b)	—	—	—	—	—	—	—	—	—

Underlying Operating Profit(c)	$465	$361	$189	$207	$210	$135	$79	$(37)	$1,609
Pringles integration costs	—	(9)	—	—	(14)	—	(1)	(30)	(54)

Comparable Operating Profit(d)	$465	$370	$189	$207	$224	$135	$80	$(7)	$1,663

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying Operating Profit excludes the impact pension plans and commodity contracts mark-to-market adjustments and Project K costs. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the year-to-date periods ended September 28, 2013 and September 29, 2012 includes postretirement benefit plan expense (income) of ($10) million and ($14) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Comparable EPS

	Quarter ended			Year-to-date period ended
	September 28, 2013	September 29, 2012	Change vs. prior year	September 28, 2013	September 29, 2012	Change vs. prior year
Reported EPS	$0.90	$0.89	1.1%	$2.70	$2.77	-2.5%
Mark-to-market(a)	—	—	0.0%	(0.12)	(0.10)	-0.7%
Project K(b)	(0.03)	—	-3.4%	(0.03)	—	-1.1%

Underlying EPS(c)	$0.93	$0.89	4.5%	$2.85	$2.87	-0.7%
Pringles Integration costs (net of one-time benefits)	(0.02)	(0.04)	2.3%	(0.09)	(0.04)	-1.7%

Comparable EPS(d)	$0.95	$0.93	2.2%	$2.94	$2.91	1.0%

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. During the third quarter of 2013 there were no pension mark-to-market adjustments recorded to earnings. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. During the third quarter of 2012, there were no pension mark-to-market adjustments recorded in earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related to execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying EPS is a non-GAAP measure that excludes the impact of pension and commodity mark-to-market adjustments and Project K costs.
(d)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs, and the impact of integration costs net of one-time benefits related to the acquisition of the Pringles business. One-time benefits in the first quarter of 2012 consisted of a gain on transaction-related hedging. Second quarter 2012 net one-time benefits included foreign exchange and tax rate benefits which were partially offset by a loss on transaction-related hedging.

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